Exhibit 10.2

NOTE AGREEMENT

Convertible Notes
Due August 15, 2014

To each of the Purchasers
of the above Notes:

Gentlemen:

Texas South Energy, Inc., a Nevada corporation (the “Company”), is offering for sale up to $10,000,000 of convertible notes due August 15, 2014 (the “Notes”).  The terms and conditions governing the Notes are contained in this Agreement.  As purchasers of the Notes, you are acquiring one or more of the Notes to be issued pursuant to this Agreement.  Accordingly, the Company hereby agrees with you (each herein called a “Purchaser” and together, the “Purchasers” or “Noteholders”) as follows:

1.           AUTHORIZATION OF NOTES.  The Company will authorize the issue and sale of up to $10,000,000 in aggregate principal amount of its Notes.  Each Note issued hereunder will be dated the date of its issuance, will mature on August 15, 2014, at which time principal and interest will be due.  Interest on the unpaid principal balance will accrue from the date of issuance at the rate of 1% per annum, computed on the basis of a 360-day year of twelve 30 day months, until maturity, and will have the other terms and provisions provided herein and in the form of Note attached hereto as Exhibit A.  The term “Note” or “Notes” as used herein shall include each Note delivered pursuant to any provision of this Agreement.  Certain capitalized terms used in this Agreement are defined in Section 10.

2.           PURCHASE AND SALE OF NOTES.  The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the closings set forth below, the principal amount of Notes specified on the signature page hereof; it being understood that the aggregate principal amount of the Notes as of the Second Closing will be at least US$6.5 million.  Funds will be wired to the Company from the Escrow Agent pursuant to the escrow agreement attached hereto as Exhibit B (“Escrow Agreement”) with respect to the Initial Closing (as defined below) and the Second Closing (as defined below) and directly to the Company by the Investors for the Third Closing (as defined below).  At the respective Closing, the Company will deliver to you the Notes dated the date of the Closing and registered in your name, against delivery of immediately available funds in the amount of the purchase price therefor.

2.1         Initial Closing.  The initial closing (“Initial Closing”) shall occur on the date of this Agreement, which shall be the date of the receipt by the Company from the Escrow Agent of US$1.0 million (the “Initial Investment”), in which event the Company shall issue Notes to the investors (the “Investors”) as directed by the respective Purchaser, as scheduled on Exhibit C, and in amounts limiting each such investor to a beneficial ownership of not more than 4.99% of the Company Common Stock.  Notwithstanding the forgoing, the Company’s obligation to issue the Notes to any

Investor is subject to receipt by the Company of such Investor’s executed signature page to this Agreement.

2.2         Second Closing.  The second closing (“Second Closing”) shall occur upon the receipt by the Company from the Escrow Agent of US$5.5 million, on or about March 19, 2014, in which event the Company shall issue Notes to the Investors as directed by the respective Purchaser, as scheduled on Exhibit C, and in amounts limiting each such investor to a beneficial ownership of not more than 4.99% of the Company Common Stock.  Notwithstanding the forgoing, the Company’s obligation to issue the Notes to any Investor is subject to receipt by the Company of such Investor’s executed signature page to this Agreement.

2.3         Third Closing.  The third closing (“Third Closing,” with First Closing and Second Closing, the “Closings”) shall occur upon the receipt by the Company from the Investors of US$3.5 million on or before April 11, 2014, unless the Company advises the Investors that such funding will be on a later date, in which event the Company shall issue Notes to the Investors as directed by the respective Purchaser,  as scheduled on Exhibit C, and in amounts limiting each such investor to a beneficial ownership of not more than 4.99% of the Company Common Stock. Notwithstanding the forgoing, the Company’s obligation to issue the Notes to any Investor is subject to receipt by the Company of such Investor’s executed signature page to this Agreement.

3.           REPRESENTATIONS AND WARRANTIES.  The Company represents and warrants to you that:

3.1        Organization, Qualification, Standing, Capital Stock, etc.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has the corporate power to own its properties and to carry on its businesses as the same are now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of its businesses makes such qualification necessary.  The authorized capital stock of the Company consists of 750,000,000 shares of common stock, $.001 par value (“Common Stock”), of which 326,138,004 shares of Common Stock are issued and outstanding, and 50,000,000 shares of preferred stock, of which none are issued and outstanding.

3.2        Financial Statements, Subsequent Changes, etc.  The financial statements and other financial data and information contained in or referred to in SEC Filings are complete and correct in all material respects.

3.3        Due Authorization and Compliance with Other Instruments.  This Agreement and the Notes have been duly and validly authorized by all requisite corporate proceeding and this Agreement constitutes, and the Notes when executed and delivered will be, valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights.

3.4        Charter Provisions.  Neither the authorization, execution, and delivery of this Agreement or the Notes, the consummation of the transactions herein and therein contemplated, nor the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach of any of the terms of the charter or by-laws.

The Noteholders represent and warrant to the Company that:

3.5        The Noteholder acknowledges that it has the authority to enter into this Agreement.

3.6        The Noteholder recognizes that the purchase of the Notes involves a high degree of risk including, but not limited to, the following: (a) the Company has a limited operating history with a history of losses and requires additional funds to conduct its business; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Notes; (c) the Noteholder may not be able to liquidate its investment; (d) transferability of the Notes and underlying shares of Common Stock  is extremely limited; (e) in the event of a disposition, the Noteholder could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; and (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Notes and underlying shares of Common Stock. Without limiting the generality of the representations set forth in Section 1.5 below, the Noteholder represents that the Noteholder has carefully reviewed all of the Company’s filings made with the Securities and Exchange Commission (“SEC Filings”).

3.7        The Noteholder represents that the Noteholder is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act, and that the Noteholder is able to bear the economic risk of an investment in the Securities. In addition, if the Noteholder is a resident of Canada, it will complete, sign and deliver to the Company the Accredited Investor Questionnaire (Canada) attached hereto as Exhibit E.

3.8        The Noteholder hereby acknowledges and represents that (a) the Noteholder has knowledge and experience in business and financial matters, prior investment experience, or the Noteholder has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Noteholder and to all other prospective investors in the Securities to evaluate the merits and risks of such an investment on the Noteholder’s behalf; (b) the Noteholder recognizes the highly speculative nature of this investment; and (c) the Noteholder is able to bear the economic risk that the Noteholder hereby assumes.

3.9        The Noteholder hereby acknowledges receipt and careful review of this Agreement, and any documents which may have been made available upon request as reflected therein, and hereby represents that the Noteholder (a) has carefully reviewed the SEC Filings, and (b) has been furnished by the Company with all information regarding the Company, and any additional information that the Noteholder has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the sale of the Notes.

3.10      In making the decision to invest in the Notes (and underlying shares of Common Stock), the Noteholder has relied solely upon the information provided by the Company as well as the

SEC Filings.  To the extent necessary, the Noteholder has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Notes (and underlying shares of Common Stock) hereunder.

3.11      The Noteholder represents that (i) the Noteholder was contacted regarding the sale of the Notes by the Company or its agents, (ii) no Notes were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Noteholder did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising, and (iii) the Noteholder’s substantive relationship with the Company’s agent predates the agent’s contact with the Noteholder regarding an investment in the Notes.

3.12      The Noteholder hereby represents that the Noteholder, either by reason of the Noteholder’s business or financial experience or the business or financial experience of the Noteholder’s professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Noteholder’s own interests in connection with the transaction contemplated hereby.

3.13      The Noteholder hereby acknowledges that the offering of the Notes has not been reviewed by the SEC nor any state regulatory authority since the offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D and/or Regulation S promulgated thereunder.  The Noteholder understands that the Notes as well as the underlying shares of Common Stock have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Notes and underlying shares of Common Stock unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

3.14      The Noteholder understands that the Notes and underlying shares of Common Stock have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Noteholder’s investment intention.  In this connection, the Noteholder hereby represents that the Noteholder is purchasing the Notes and underlying shares of Common Stock for the Noteholder’s own account for investment and not with a view toward the resale or distribution to others.

3.15      The Noteholder understands that the Company is a “shell company” as defined in Rule 405 of the Securities Act, and that there is a no market for the Notes and a limited trading market for the shares of Common Stock and that an active market may not develop for the shares of Common Stock.  The Noteholder understands that even if an active market develops for the Common Stock, Rule 144 promulgated under the Securities Act requires for non-affiliates (“Rule 144”), among other conditions, a one-year holding period ending February 15, 2015, the date that the Company ceases to be a shell company.  The Noteholder understands and hereby acknowledges that the Company is under no obligation to register the issuance or resale of any of the Notes and underlying shares of Common Stock under the Securities Act or any state securities or “blue sky” laws.

3.16      The Noteholder understands that the Notes are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company and the principals and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the applicability of such exemptions and the undersigned’s suitability to acquire Securities.

3.17      The Noteholder consents to the placement of a legend on any certificate or other document evidencing the Notes and underlying shares of Common Stock that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Noteholder is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.18      Compliance with Regulation S.  Each Noteholder that is not a U.S. Person, severally and not jointly, further represents and warrants to the Company as follows:  (i) at the time of (A) the offer by the Company and (B) the acceptance of the offer by such Person, of the Notes, such Person was outside the U.S.; (ii) no offer to acquire the Notes or otherwise to participate in the transactions contemplated by this Agreement was made to such Person or its representatives inside the U.S.; (iii) such Person is not purchasing the Notes for the account or benefit of any U.S. Person, or with a view towards distribution to any U.S. Person, in violation of the registration requirements of the securities Act; (iv) such Person will make all subsequent offers and sales of the securities either (A) outside of the U.S. in compliance with Regulation S; (B) pursuant to a registration under the Securities Act; or (C) pursuant to an available exemption from registration under the Securities Act; (v) such Person is acquiring the securities for such Person’s own account, for investment and not for distribution or resale to others; (vi) such Person has no present plan or intention to sell the securities in the U.S. or to a U.S. Person at any predetermined time, has made no predetermined arrangements to sell the securities and is not acting as an underwriter or dealer with respect to such securities or otherwise participating in the distribution of such securities; (vii) neither such Person, its affiliates nor any Person acting on behalf of such Person, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the securities at any time after the Closing through the one year anniversary of the Closing except in compliance with the Securities Act; (viii) such Person consents to the placement of a legend on any certificate or other document evidencing the securities substantially in the form set forth in Section 3.17 such Person is not acquiring the securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.  For purposes of this Section,

“Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

3.19      The Noteholder should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Noteholder represents that the amounts invested by it in the Company in the offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals[1] or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

3.20      To the best of the Noteholder’s knowledge, none of: (1) the Noteholder; (2) any person controlling or controlled by the Noteholder; (3) if the Noteholder is a privately-held entity, any person having a beneficial interest in the Noteholder; or (4) any person for whom the Noteholder is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Noteholder agrees to promptly notify the Company should the Noteholder become aware of any change in the information set forth in these representations.  The Noteholder understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Noteholder, either by prohibiting additional subscriptions from the Noteholder, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations.  The Noteholder further acknowledges that the Company may, by written notice to the Noteholder, suspend the redemption rights, if any, of the Noteholder if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

3.21      To the best of the Noteholder’s knowledge, none of: (1) the Noteholder; (2) any person controlling or controlled by the Noteholder; (3) if the Noteholder is a privately-held entity, any person having a beneficial interest in the Noteholder; or (4) any person for whom the Noteholder is acting as agent or nominee in connection with this investment is a senior foreign political figure,[2] or

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[1] These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

[2] A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

any immediate family[3] member or close associate[4] of a senior foreign political figure, as such terms are defined in the footnotes below; and

3.22      If the Noteholder is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Noteholder receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Noteholder represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

4.           COVENANTS OF THE COMPANY.  The Company covenants and agrees that, so long as any of the Notes are outstanding, it will comply with the following provisions.

4.1        Use of Proceeds.  The Company will apply all proceeds derived from the sale of the Notes as set forth in section 3 of the farm-out agreement attached hereto as Exhibit D (“Farm-Out Agreement”).

4.2        Repayment to Noteholders.  GulfSlope Energy, Inc. (“GulfSlope”) is required pursuant to the Farm-Out Agreement to deliver to the Company on or before August 1, 2014 five prospects identified therein (or such other prospects as mutually agreed upon).  If GulfSlope fails to deliver a 20% working interest to the Company in these prospects by August 1, 2014, GulfSlope shall provide to the Company (at the Company’s option) a refund of all payments paid by the Company to GulfSlope pursuant to the Farm-Out Agreement thereto, or a refund on a pro rata basis, based on prospectivity of actual prospects delivered by GulfSlope.  If the Company elects a repayment from GulfSlope as a result hereof, the Company shall repay the Investors their portion of the pro rata repayment made by GulfSlope upon the maturity of the Note (the balance of the principal amount of the Note will mandatorily convert pursuant to section 8 hereof). Notwithstanding any of the foregoing, in the unlikely event that GulfSlope is not the high bid on any prospects on or about March 19, 2014, the Company will obtain a covenant from GulfSlope to refund the Initial Investment to the Company at the earliest possible date, and on receipt of the refunded Initial Investment the Company will forthwith refund the Initial Investment to the respective Investors.

4.3        Filings Under the Exchange Act.  So long as the Noteholders beneficially own the Notes, the Company shall use its best efforts to (i) file all reports required to be filed with the Commission pursuant to Section 13 and 15(d) of the Exchange Act and (ii) not terminate its status as an issuer required to file reports under the Exchange Act where the rules and regulations thereunder would permit such termination.  The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of the its Common Stock on the OTC

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[3] “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4] A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

Bulletin Board and will comply with the Company’s reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. applicable to it at least so long as the Noteholder beneficially owns the Notes.

4.4        Shares Reserved for Issuance.  The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares of its Common Stock, sufficient shares to provide for the conversion of the Notes.

4.5        Shares Issued Upon Conversion.  The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issuance be fully paid and nonassessable by the Company or parent of the Company and free of preemptive rights.

5.           PAYMENT.  The Company will promptly and punctually pay all amounts payable to Noteholder in respect of principal of and interest on the Notes at maturity, unless converted pursuant to section 8.

6.           SUBORDINATION OF NOTES.  The Noteholder acknowledges and agrees that the payment of the principal of and interest on each and all of the Notes is hereby expressly made subordinate to all senior indebtedness and is unsecured.

7.           FINAL AGREEMENT.  This Agreement, together with those documents expressly referred to herein, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

   MANDATORY CONVERSION OF NOTES.

8.1.       Conversion Privilege and Conversion Price.  Upon the Mandatory Conversion Event (or at the election of the Noteholder), the principal and accrued interest on the Notes (unless a pro rata conversion is required as described in the Mandatory Conversion Event), on the terms and conditions set forth in this Section 8, shall be automatically converted (or voluntarily converted if elected by Noteholder) into fully paid and non-assessable shares of Common Stock.  Upon conversion, the Company shall issue the Investor certificates representing the shares of Common Stock upon receipt by the Company of the original issued Note to the Company.  The number of shares of Common Stock which shall be issued upon conversion of a Note shall be determined by dividing the outstanding indebtedness on such Note (plus accrued interest thereon) by the Conversion Price (as defined herein) in effect at the time of conversion.  The “Conversion Price” per share at which shares of Common stock shall initially be issuable shall be $0.20; provided however, that the Conversion Price shall be subject to adjustment pursuant to Section 8.2.

8.2.       Adjustment of Conversion Price.

(a)         The Conversion Price shall be subject to adjustment if the Company, at any time while any Notes are outstanding, (a) shall pay a cash dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 8.2 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

9.           EVENTS OF DEFAULT.

9.1        Definition; Remedies.  If any one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

(a)           default shall be made in the payment of principal of, or interest on, any of the Notes when and as the same shall become due and payable, either at maturity or by acceleration or otherwise; or

(b)           default shall occur upon the Company’s insolvency, the appointment of a receiver of all or any part of Company’s property, an assignment for the benefit of creditors of Company, or the commencement of any proceeding under any bankruptcy, insolvency or debtor relief laws by or against the Company.

then and in each and every such case the holders of Notes aggregating not less than 51% of the aggregate principal amount of the Notes then outstanding may by notice in writing to the Company declare the unpaid principal of all the Notes together with accrued interest thereon to be forthwith due and payable and thereupon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

This Section 9, however, is subject to the condition that, if at any time after the occurrence of an Event of Default hereunder, and before the entry of any judgment or decree against the Company for the payment of all or any portion of the Notes then outstanding, the Noteholders aggregating not less than 51% of the aggregate principal amount of the Notes then outstanding may, by written notice to the Company, either temporarily suspend or permanently rescind and annul such declaration of an Event of Default and its consequences (including, without limitation, the acceleration of the Notes as a result of such Event of Default); but no such suspension or rescission and annulment shall extend to or affect any prior, concurrent, or subsequent default or Event of Default (other than the ones identified by the Noteholders declaring them due as the ones upon which such declaration was based) or impair any right consequent thereon.

10.        DEFINITIONS.

“Agreement” shall mean this Note Agreement governing the Notes due August 15, 2014, as amended and modified pursuant to Section 10 hereof.

“Closing” shall have the meaning given such term in Section 3 hereof.

“Event of Default” shall have the meaning given such term in Section 9 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Mandatory Conversion Event” shall mean the date, on or before August 1, 2014 on which GulfSlope  shall deliver to the Company a 20% working interest in the five prospects (as amended or substituted, as set forth in the Farm-Out Agreement), all of the principal amount and accrued interest shall be converted into shares of Common Stock; in the event that pursuant to the Farm-Out Agreement, GulfSlope fails to deliver the 20% working interest ownership in five prospects, the principal amount and accrued interest on the Notes to be mandatorily converted shall be reduced by a pro rata amount.

“Maximum Rate” shall mean the maximum non-usurious rate of interest which, under all applicable statutes, rules and regulations, the Purchasers are permitted to contract for, charge, take, reserve, or receive on the Notes.

“Noteholder” or “Noteholders” shall mean any Person in whose name at the time a particular Note shall be registered on the registry books of the Company maintained for that purpose in accordance with the terms of this Agreement.

“Notes” shall have the meaning given such term in Section 1 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

11.        WAIVERS; MODIFICATIONS OF AGREEMENT.  Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or condition herein set forth may be omitted, if the Company (a) shall obtain from the holders of record of Notes aggregating not less than 51% of the aggregate principal amount of the Notes at the time outstanding, their consent thereto in writing and (b) shall deliver copies of such consent in writing to any such holders of record who did not execute the same; provided, however, that without the consent in writing of the holder of each Note (or, in the case of any change, addition, or omission adversely affecting the rights pursuant to Section 8 hereof of any holder of record of Notes, as aforesaid) affected thereby, no such consent shall be effective to reduce the principal of or rate of interest payable on, or to postpone any date fixed for the payment of principal of or any installment of interest on, any Note.

12.        GOVERNING LAW; VENUE.  THIS AGREEMENT AND THE NOTES ARE BEING DELIVERED IN TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS WITHOUT CONSIDERATION OF ITS CONFLICT OF LAW PROVISIONS.  This Agreement shall be governed by the internal law of the State of Texas, without regard to the principles of comity and/or the applicable conflicts of laws of any state that would result in the application of any laws other than the State of Texas.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of

Texas and to the jurisdiction of the United States District Court for the Southern District of Texas for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Texas or the United States District Court for the Southern District of Texas, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

13.        NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to the Company:

  Texas South Energy, Inc.
  3 Riverway, Suite 1800
  Houston, Texas  77056
  Attention: James M. Askew

If to Investors:

  To the addresses set forth on the signature pages hereto

17.        COUNTERPARTS.  This Agreement may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart of this Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

18.        SEVERABILITY.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

19.        FINAL AGREEMENT.  This Agreement, together with those documents expressly referred to herein, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

20.        SAVINGS CLAUSE.  Regardless of any provision contained in the Notes or Note Agreement, Purchaser shall never be entitled to receive collect or apply as interest (whether the termed interest herein or deemed to be interest by operation of law or judicial determination) on the

Note any amount in excess of interest calculated at the Maximum Rate, and, in the event that any Purchaser ever receives, collects or applies as interest any such excess then the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Note is paid in full, then any remaining excess shall forthwith be paid to the Company.  In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, the Company and Purchasers shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Note; provided that, if the Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, then Purchaser shall refund to the Company the amount of such excess or credit the amount of such excess against the principal amount of the Note and, in such event, Purchasers shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of interest calculated at the Maximum Rate.

 If the foregoing is in accordance with your understanding, please sign the form of confirmation and acceptance on the enclosed counterpart of this Agreement and return the same to the Company, whereupon this Agreement shall be a binding agreement between you and the Company.

Very truly yours,

Texas South Energy, Inc.

By: /s/ James Askew
James Askew, Chief Executive Officer

Dated as of March 10, 2014

I HEREBY ACCEPT AND AGREE TO THE
TERMS AND CONDITIONS CONTAINED IN
THIS NOTE AGREEMENT:

By:  /s/ James Liang

Name:     James Liang

Title:

Principal Amount of
 Notes Purchased:

AMENDMENT NO. 1 TO NOTE AGREEMENT

This Amendment #1 (“Amendment”) to that certain Note Agreement dated March 10, 2014 (“Agreement”) is made by and between Texas South Energy, Inc., a Nevada corporation (“Company”), and James Liang (“Holder”) as of this 14th day of March, 2014.

For good and valuable consideration, the receipt and sufficiency of which is hereby accepted and acknowledged, the parties hereto agree to amend and restate section 4.1 of the Agreement to accurately reflect the understanding of the parties as follows.

1.         Amendment of Section 4.1.  Section 4.1 of the Agreement is hereby amended and restated in its entirety as follows:

4.1           Use of Proceeds.  The Company will apply all proceeds derived from the sale of the Notes as set forth in section 3 of the farm-out agreement attached hereto as Exhibit D (“Farm-Out Agreement”); provided that the Company shall have the right to utilize up to $1.5 million funded in the Second Closing for Company working capital purposes, which may or may not be utilized to fund the Company’s obligations pursuant to the Farm-Out Agreement.

2.         No Other Amendments.  Except as set forth in Section 1, the Agreement shall remain in full force and effect as currently in effect.

3.         Severability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable, all other provisions of this Amendment shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be effected thereby.

4.         Counterparts.  This Amendment may be executed in multiple counterparts with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

5.         Entire Agreement.  This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

6.         Defined Terms.  Defined terms used in this Amendment shall have the meaning ascribed to them herein or in the Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

Texas South Energy, Inc.

By:      s/ James Askew
James Askew, Chief Executive Officer

      /s/ James Liang
James Liang

Other Noteholders:

Name:

Title: